UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee 38197

(Address of Principal Executive Offices, and Zip-Code)

Registrant’s telephone number, including area code: (901) 419-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

The information in Item 7.01 of this Report, including Exhibit 99.1 referenced thereunder and included herein, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2022, the Company, acting through International Paper Switzerland GmbH (the “IP Shareholder”), delivered an offer letter (the “Offer Letter”) to Pulp Holding Luxembourg S.A.R.L and ILIM Holding Luxembourg S.A.R.L (the “ILIM Shareholders”), pursuant to the ILIM Shareholders’ right of first refusal (the “ROFR”) under the shareholders’ agreement in respect of ILIM SA (“ILIM”) entered into among the Company, the IP Shareholder, the ILIM Shareholders, ILIM, Mr. Zakhar Smushkin, Mr. Mikhail Zingarevich, Mr. Boris Zingarevich and Mr. Leonid Eruhimovich on October 4, 2007 (as subsequently amended and restated) (the “Shareholders Agreement”), whereby the IP Shareholder offered its 50% shareholding in ILIM to the ILIM Shareholders.

On January 19, 2023 and January 23, 2023, the ILIM Shareholders delivered an initial acceptance notice and an additional acceptance notice (the “Acceptance Notice”), respectively, whereby the ILIM Shareholders exercised the ROFR pursuant to the Shareholders Agreement with respect to the 50% shareholding in ILIM held by the IP Shareholder. As a result, subject only to receipt of regulatory approvals, the IP Shareholder is obligated to sell such shares to the ILIM Shareholders and the ILIM Shareholders are obligated to purchase from the IP Shareholder such shares (the “Transaction”).

The aggregate cash consideration with respect to the Transaction is expected to be $484 million.

In the Acceptance Notice, the ILIM Shareholders also indicated an interest to purchase all of the Company’s shares (constituting a 2.39% stake) in JSC Ilim Group for $24 million on terms and conditions to be agreed.

The foregoing summary of the Transaction does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.

Item 7.01.	Regulation FD Disclosure.

On January 24, 2023, the Company issued a press release announcing the Transaction described above under Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of International Paper Company dated January 24, 2023 relating to the Transaction.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Date: January 24, 2023	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary